                                                                   EXHIBIT 10.12

                      FORM OF CHATTAHOOCHEE NATIONAL BANK
                            DIRECTORS' DEFERRAL PLAN

         By a vote of the Chattahoochee National Bank Board of Directors, (hereinafter referred to as the "Bank") on the ____ day of _____________________, 2003, the Bank has established the Chattahoochee National Bank Directors' Deferral Plan (hereinafter referred to as the "Benefit Plan") to allow eligible Directors and Officers the opportunity to participate in the Plan and defer all or a portion of their fees or salary in accordance therewith;

         It is the intent of the Bank that this Benefit Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

I.       ELIGIBILITY

         Those individuals selected by the Board of Directors and designated in resolutions of the Board and members of the Board of Directors shall be eligible to become a participant in this Benefit Plan (hereinafter referred to as the, "Participant").

II.      FEES AND COMPENSATION

         The fees covered under this Benefit Plan shall be the amounts paid to the Participant for the Participant's services, including attendance fees and retainer fees, and shall include committee fees. Participants may elect to defer either: (i) no fees; (ii) fifty percent (50%) of fees; or (iii) one hundred percent (100%) of fees. The deferred fees covered under this Benefit Plan shall be credited to the Participant subject to the election requirement of Subparagraph III (A) hereinbelow.

III.     DEFERRED COMPENSATION

         A.       Election Participant's Deferred Compensation

                  The Participant shall at the same time as entering this Benefit Plan file a written statement with the Bank notifying the Bank as to the percent (%) or dollar amount of fees and compensation as defined in Paragraph II that are to be deferred and the actual investments [as defined in Subparagraph VI (G)] (hereinafter referred to as the, "Election Form"). A copy of the said Election Form is attached hereto and marked as Exhibit "A-l". The election to defer fees and compensation may only be made for fees and compensation not yet earned as of the date of said election. Signed written statements filed under this section, unless modified or revoked, shall be valid for all succeeding years. Any modification or revocation of a signed written statement must be in writing, made one (1) year prior to receiving benefits hereunder, and shall be effective for calendar years succeeding the year in which the modification or revocation is made.

         B.       Payment of Participant's Deferred Compensation:

                  At all times, the Participant shall be one hundred percent (100%) vested in the Participant's Deferred Compensation Account [as defined in Subparagraph IV (A)(i)]. Payment of the Participant's Deferred Account balance shall commence on the first day of the calendar month following the happening of one of the following events as the participant has designated in the participant's election form: (i) the end of the Participant's term of office due to resignation, removal, failure to be re elected; (ii) retirement; (iii) at the participants age designated on the participant's election form; (iv) upon such other event as shall be designated in the participant's election form; or (v) early withdrawal as set forth hereinbelow, and shall continue, if applicable, as set forth in the Participant's Election Form.

                  (i) Retirement. Retirement age for Directors shall be age sixty five (65) or such other date as the Participant may actually retire.

                  (ii) Early Withdrawal. The Bank shall permit early withdrawals under certain circumstances. The Participant may submit an application for an in-service early withdrawal to the Board of Directors. If, in the discretion of the Board, the Participant is permitted to take an early withdrawal, the Board shall cause the Trustee to pay an in-service distribution to such Participant from the Participant's Account. Such distribution shall be paid as set forth in Subparagraph III (H) as soon as administratively feasible, after the Board determines that the Participant is permitted to take an early withdrawal. The amount of such payment shall be limited to the amount reasonably necessary to meet the Participant's requirements resulting from any reason for an early withdrawal.

         C.       Investment of Participant's Deferred Compensation:

                  The Participant shall at the same time as entering this Benefit Plan notify the Bank on the Election Form as to the percent (%) of deferred compensation that is to be allocated among the "actual investment" choice as defined in Subparagraph VI (G) herein. The Participant may make changes to the allocation of their "actual investments" annually as set forth in subparagraph III (A) herein.

         D.       Dividends on Bank Stock:

                  Any dividends on the Bank stock shall be reinvested each year.

         E.       Method of Payment of the Participant's Deferred Compensation
                  Account:

                  The Participant's Deferred Compensation Account shall be paid to the Participant as set forth in this agreement in either, at the sole discretion of the Bank: (i) Bank Stock; (ii) cash; or (iii) a combination of Bank stock and cash.

IV.      PARTICIPANT'S DEFERRED COMPENSATION ACCOUNT AND RABBI TRUST

         A.       Rabbi Trust

                  The Bank shall establish a Rabbi Trust for the Benefit Plan, The Bank shall pay all deferral amounts and matching contributions, if any, to the Rabbi Trust. Said Trustee shall make actual investments and payments in accordance with this Benefit Plan.

                  (i) Participant's Deferred Compensation Account. The Trustee shall establish and maintain an account on behalf of each Participant. A Participant's Account shall be credited with (i) the amount of Fees and Compensation the Participant elects to defer under the Election Form, (ii) other Bank Contributions, and
                           (iii) earnings or losses attributable to the Account. Each Account of a Participant shall be maintained until the value thereof has been distributed to or on behalf of such Participant or the Participant's beneficiary(ies). The value of said account shall be calculated annually.

V.       DEATH OF DIRECTOR

         A.       Prior to Commencement of Payments:

                  In the event of the death of the Participant prior to commencement of payments, within thirty (30) days after the Participant's death, the Participant's Deferred Compensation Account balance as of the date of death shall be paid as set forth in the Election Form, or in a lump sum, at the discretion of the Bank, to such individual or individuals as the Participant may have designated in writing and filed with the Bank. In the event no designation is made, the Participant's account balance shall be paid as set forth herein to the duly qualified executor or administrator of the Participant's estate.

         B.       Subsequent to Commencement of Payments:

                  In the event of the death of the Participant after commencement of payments but prior to the Participant receiving all payments due the Participant under this Benefit Plan, within thirty (30) days after the Participant's death, the remaining Deferred Compensation Account balance as of the date of death shall be paid as set forth in the Election Form, or in a lump sum, at the discretion of the Bank, to such individual or individuals as the Participant may have designated in writing and filed with the Bank. In the event no designation is made, the Participant's account balance shall be paid as set forth herein to the duly qualified executor or administrator of the Participant's estate.

VI.      MISCELLANEOUS

         A.       Amendment or Revocation:

                  It is understood that, during the lifetime of the Participant, this Benefit Plan may be amended or revoked at any time or times, in whole or in part, at the sole discretion of the Bank.

         B.       Gender:

                  Whenever in this Benefit Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

         C.       Effect on Other Bank Benefit Plans:

                  Nothing contained in this Benefit Plan shall affect the right of the Participant to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

         D.       Headings:

                  Headings and subheadings in this Benefit Plan are inserted for reference and convenience only and shall not be deemed a part of this Benefit Plan.

         E.       Partial Invalidity:

                  If any term, provision, covenant, or condition of this Benefit Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and this Benefit Plan shall remain in full force and effect notwithstanding such partial invalidity.

         F.       Continuation as Participant:

                  Neither this Benefit Plan nor the payments of any benefits thereunder shall be construed as giving to the Participant any right to be retained as a member of the Board of Directors of the Bank.

         G.       Actual Investments:

                  One hundred percent (100%) of the percentage of fees and compensation the participant has elected to defer shall be invested in Bank stock, insurance or mutual funds. For Bank stock, the peg date shall be the last trading date of each quarter. The price set for said bank stock shall be the average of the closing bid and ask price on the peg date. For investments made in insurance or mutual funds, the price of the insurance or mutual fund shall be the market price on the date of the insurance or mutual fund is purchased. The actual purchase date for insurance or mutual funds shall be at the discretion of the trustee, not to exceed thirty (30) days after the last day of the quarter.

                  The Bank, at its sole discretion, shall be allowed to modify said investment options to include, or exclude, Bank stocks, insurance, mutual funds, or other investments. The performance of the deemed investment will be used to determine the earnings or losses to credit to the Participant's Deferred Compensation Account.

         H.       Effective Date

                  The effective date of this plan shall be ____________, 2003.

VII.     CHANGE OF CONTROL

         The Participant shall be one hundred percent (100%) vested in all benefits provided in this Benefit Plan upon a Change of Control. A Change of Control shall be as defined in Subsection XIII (d) in the Rabbi Trust for the Chattahoochee National Bank Directors' Deferral Plan.

VIII.    ADMINISTRATION AND CLAIMS

         A.       Plan Administrator:

                  The Plan Administrator of this Benefit Plan shall be the Chattahoochee National Bank until its resignation or removal by the Board. As Plan Administrator, Chattahoochee National Bank shall be responsible for the management and administration of this Benefit Plan. The Plan Administrator may delegate to others certain aspects of the management and operation responsibilities of this Benefit Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         B.       Claims Procedure and Arbitration:

                  In the event a dispute arises over benefits under this Benefit Plan and benefits are not paid to the Participant (or to the Participant's beneficiary(ies) in the case of the Participant's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator named above within sixty (60) days from the date payments are refused. The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Benefit Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Administrator fails to take any action within the aforesaid sixty-day period.

                  If claimants desire a second review they shall notify the Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Benefit Plan or any documents relating thereto and submit any written issues and comments it may feel appropriate. In their sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Benefit Plan upon which the decision is based.

                  If claimants continue to dispute the benefit denial, then claimants may submit the dispute to an Arbitrator for final arbitration. The Arbitrator shall be selected by mutual agreement of the Bank and the claimants. The Arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Arbitrator with respect to any controversy properly submitted to it for determination.

                                         CHATTAHOOCHEE NATIONAL BANK
                                         Alpharetta, Georgia



                                         By:
                                            ------------------------------------
                                                           Chairman of the Board